UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2022

Dana Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3939 Technology Drive, Maumee, Ohio 43537

(Address of principal executive offices)

(419) 887-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $.01 par value	DAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Feb. 16, 2022, Rachel Gonzalez, a Director of Dana Incorporated (the “Company”), notified the Company that, due to other professional commitments, she will not stand for re-election at the Company’s 2022 Annual Meeting of Shareholders. The Board of Directors and the Company thank Ms. Gonzalez for her leadership and service to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA INCORPORATED

Dated: February 22, 2022	By:	/s/ Douglas H. Liedberg
	Name:	Douglas H. Liedberg
	Title:	Senior Vice President, General Counsel & Secretary